Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1998 included in Bio-Technology General Corp.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement on Form S-8 registering 3,000,000 shares of Common Stock.



                              /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP

New York, New York
September 24, 1998